Exhibit n(v) Under Form N-1A
                                               Exhibit 99 Under Item 601/Reg S-K
================================================================================
                             Class B Shares Exhibit To
================================================================================
                                Multiple Class Plan

1.    SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class B Shares will consist of sales by financial intermediaries in consideration of an advance commission paid by the principal underwriter. In consideration of advancing commissions and the provision of shareholder services, the principal underwriter will receive the contingent deferred sales charges paid upon redemption of Class B Shares, shareholder service fees and fees under a 12b-1 plan. In connection with this arrangement, Class B Shares will bear the following fees and expenses:

Fees and Expenses      Maximum Amount Allocated Class B Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Sales Load             None
Contingent Deferred    Up to 5.5% of the public offering price
Sales Charge ("CDSC")
Shareholder Service    Up to 25 basis points (0.25%) of the average daily
Fee                    net asset value
12b-1 Fee              Up to 75 basis points (0.75%) of the average daily
                       net asset value
Other Expenses         Itemized expenses incurred by the Fund with
                       respect to holders of Class B Shares as described in Section 3 of the Plan

2.    CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class B Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: Class B Shares will automatically convert into Class A
                   Shares after the period specified in the Basic CDSC
                   Schedule set forth below.
Exchange Rights:   Class B Shares may be exchanged for Class B Shares of
                   any other Fund.

In any conversion or exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.



3.    EXCEPTIONS TO BASIC ARRANGEMENTS

For purposes of Rules 6c-10 and 22d-1 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations in contingent deferred sales charges payable upon redemption are as follows:

(a)   BASIC CDSC Schedule

------------------------------------------
Shares Held Up to:   Have A CDSC Of:
To:
------------------------------------------
------------------------------------------
       1 year               5.50 %
------------------------------------------
------------------------------------------
      2 years               4.75 %
------------------------------------------
------------------------------------------
      3 years               4.00 %
------------------------------------------
------------------------------------------
      4 years               3.00 %
------------------------------------------
------------------------------------------
      5 years               2.00 %
------------------------------------------
------------------------------------------
      6 years               1.00 %
------------------------------------------
------------------------------------------
      7 years               0.00 %
------------------------------------------
------------------------------------------
      8 years        Convert to Class A
                     Shares
------------------------------------------


(b)   AUTOMATIC INVESTMENT in Class A Shares

     Except for accounts held in the name of an investment professional, orders for $250,000 or more will be invested in Class A Shares instead of Class B Shares.

(c)   Waiver of CDSC

     Upon notification to the Fund's principal underwriter or transfer agent, no CDSC will be imposed on redemptions:

|X| following the death or post-purchase disability, as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, of the last surviving shareholder;

|X| representing minimum required distributions from an Individual Retirement Account or other retirement plan to a shareholder who has attained the age of 70 1/2;

|X| of Shares that represent a reinvestment within 120 days of a previous redemption;

|X| of Shares held by the Directors, Trustees, employees, and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, and the immediate family members of the above persons;

|X|  of  Shares  originally  purchased  through  a  bank  trust  department,   a
     registered investment adviser, retirement plans where the third party administrator has entered into certain arrangements with the principal underwriter or its affiliates, or any other investment professional, to the extent that no payments were advanced for purchases made through these entities;

|X|  of shares purchased with reinvested dividends or capital gains; and

|X| of shares which were exchanged into another Fund if the Shares were held for the applicable CDSC holding period.

(d)   Systematic Withdrawal Program

     Upon notification to the principal underwriter or the Fund's transfer agent, no CDSC will be imposed on redemptions that are qualifying redemptions of Class B Shares under a Systematic Withdrawal Program as described in the applicable prospectus and statement of additional information.

================================================================================

                                 Schedule of Funds
                              Offering Class B Shares
================================================================================

     The Funds set forth on this Schedule each offer Class B Shares on the terms set forth in the Class B Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

CLASS B SHARES SUBJECT TO THE BASIC LOAD SCHEDULE

---------------------------------------------------------------------------
    Multiple Class Company                  Series               12b-1
                                                                   Plan
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Federated American Leaders                                       0.75%
Fund, Inc.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Federated Equity Funds         Federated Capital Appreciation    0.75%
                               Fund
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                               Federated Communications          0.75%
                               Technology Fund
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                               Federated Growth Strategies Fund  0.75%
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                               Federated Kaufmann Fund           0.75%
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                               Federated Kaufmann Small Cap Fund 0.75%
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                               Federated Large Cap Growth Fund   0.75%
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                               Federated Market Opportunity Fund 0.75%
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Federated Equity Income Fund,                                    0.75%
Inc.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Federated Fixed Income         Federated Strategic Income Fund   0.75%
Securities, Inc.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Federated Government Income                                      0.75%
Securities, Inc.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Federated High Income Bond                                       0.75%
Fund, Inc.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Federated Income Securities    Federated Fund for U.S.           0.75%
Trust                          Government Securities
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                               Federated Capital Income Fund     0.75%
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Federated International        Federated International Bond Fund 0.75%
Series, Inc.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                               Federated International Equity    0.75%
                               Fund
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Federated Investment Series    Federated Bond Fund               0.75%
Funds, Inc.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Federated Municipal                                              0.75%
Opportunities Fund, Inc.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Federated Municipal                                              0.75%
Securities Fund, Inc.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Federated Municipal            Federated California Municipal    0.75%
Securities Income Trust        Income Fund
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                               Federated New York Municipal      0.75%
                               Income Fund
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                               Federated Pennsylvania Municipal  0.75%
                               Income Fund
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Federated Stock and Bond                                         0.75%
Fund, Inc.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Federated Total Return         Federated Total Return Bond Fund  0.75%
Series, Inc.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Federated Capital Income                                         0.75%
Fund, Inc. (formerly
Federated Utility Fund, Inc.)
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Federated World Investment     Federated Emerging Markets Fund   0.75%
Series, Inc.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                               Federated European Growth Fund    0.75%
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                               Federated Global Equity Fund      0.75%
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                               Federated Global Financial        0.75%
                               Services Fund
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                               Federated Global Value Fund       0.75%
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                               Federated International Capital   0.75%
                               Appreciation Fund
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                               Federated International High      0.75%
                               Income Fund
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                               Federated International Small     0.75%
                               Company Fund
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Money Market Obligations Trust Liberty U.S. Government Money     0.75%
                               Market Trust
---------------------------------------------------------------------------

--------------------------------------------------------------------------------